UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
November 15, 2018

AMAZING ENERGY OIL AND GAS, CO.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

000-52392
(Commission File No.)

5700 W. Plano Pkwy, Suite 3600
Plano, Texas 75093
(Address of principal executive offices and Zip Code)

(855) 448-1922
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective November 15, 2018 Mr. David Arndt has been appointed as the Chief Operations Officer (“COO”) of Amazing Energy Oil & Gas, Co. (“Amazing Energy” or the “Company”).

Mr. Arndt brings over 45 years’ experience in operations, engineering and personnel management in the oil and gas industry.

From 2016-2018 Mr. Arndt engaged in contract engineering services for several companies including Amazing Energy and its affiliated company Jilpetco, Inc. From 2014-2016 Mr. Arndt was the Operations Manager for Torchlight Energy, Inc. From 2009-2014 Mr. Arndt provided consulting services on drilling. Completion, workover and well operation activities for several oil and gas companies.

From 2005-2009 Mr. Arndt was the Drilling and Operations Manager for Petrosearch Energy Corporation.

From 1990-1999 Mr. Arndt served as the Sr. Vice President of Production Operations for Sundance Resources, Inc.

Mr. Arndt began his career with Conoco, Inc. in 1962, and from 1962 until 1980 worked in various capacities for Conoco including as: a Division Engineer supervising drilling, production and reservoir engineering activities in Oklahoma, Kansas and Arkansas; the technical advisor to the Manager of Operations for Southeast Asia; a Senior Engineer in Singapore and Southeast Asia; and Senior Reservoir Engineer in Dubai.

Mr. Arndt received a B.S. in Petroleum Engineering from Pennsylvania State University.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 16th day of November, 2018.

AMAZING ENERGY OIL AND GAS, CO.

BY:	/s/ Will McAndrew III
Will McAndrew III, CEO